Exhibit 10.8

EXECUTION VERSION

SUBORDINATION AGREEMENT

dated 4 June 2014

UTAC MANUFACTURING SERVICES LIMITED

as the Company

UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD. and UTAC MANUFACTURING SERVICES PTE. LTD. as the Original Guarantors

SUMITOMO MITSUI BANKING CORPORATION

as Agent of the Senior Finance Parties

and

THE COMPANIES NAMED IN SCHEDULE 1

as Original Junior Finance Parties

Ref: L-220401

Linklaters Singapore Pte. Ltd.

i

ii

THIS AGREEMENT is dated 4 June 2014 and made between:

(1)	UTAC MANUFACTURING SERVICES LIMITED, a company incorporated under the laws of Hong Kong with company number 2032537 and whose registered address is 18th Floor, United Centre, 95 Queensway, Hong Kong (the “Company”);

(2)	UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD. and UTAC MANUFACTURING SERVICES PTE. LTD. in their capacity as the original guarantors under the Senior Facility Agreement (the “Original Guarantors”);

(3)	SUMITOMO MITSUI BANKING CORPORATION as agent of the other Senior Finance Parties (the “Agent”); and

(4)	THE COMPANIES listed in Schedule 1 as original junior finance parties (the “Original Junior Finance Parties”).

Background

(A)	The Company, the Original Guarantors, the Agent and each Original Junior Finance Party intend this document to take effect as a deed (even though the Agent only executes it under hand).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Deed” means a deed substantially in the form set out in Schedule 1 (Form of Accession Deed).

“Debt” means any Senior Debt or Junior Debt.

“Documents” means the Senior Finance Documents and the Junior Finance Documents.

“Enforcement Action” means any action of any kind to:

(a)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of any Debt;

(b)	recover all or any part of any Debt (including by exercising any set-off, save as required by law);

(c)	exercise or enforce any right against any Obligor or any member of the Group or any other right under any other document, agreement or instrument in relation to (or given in support of) all or any part of any Debt against any Obligor or any member of the Group;

(d)	petition for (or take or support any other step which may lead to) an Insolvency Event in relation to any Obligor or any member of the Group; or

(e)	sue, claim or bring proceedings against any Obligor or any member of the Group.

“Insolvency Event” means any event described in Clause 24.6 (Insolvency) or Clause 24.7 (Insolvency proceedings) of the Senior Facility Agreement.

“Junior Debt” means all present and future moneys, debts and liabilities due, owing or incurred from time to time by any Obligor or any member of the Group to any Junior Finance Party (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

“Junior Finance Documents” means all documents, agreements and instruments evidencing any Junior Debt.

“Junior Finance Party” means:

(a)	any Original Junior Finance Party; and

(b)	any person which has become a Junior Finance Party in accordance with Clause 12.4 (Accession of Junior Finance Parties),

which	in each case has not ceased to be a Junior Finance Party in accordance with this Agreement.

“Junior Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by way of payment, repayment, prepayment, distribution, redemption, purchase or defeasance, in cash or in kind, or the exercise of any set-off or otherwise) from time to time by any Junior Finance Party under or in connection with any Junior Debt.

“Parent” means UTAC Holdings Ltd. (Company No. 201023865R) a company incorporated in Singapore and having its registered office at 5 Serangoon North Avenue 5, Singapore 554916.

“Parent Liabilities” means Junior Debt due, owing or incurred from time to time by any Obligor or any member of the Group to the Parent, UTAC Manufacturing Services Holdings Pte. Ltd. or any Holding Company of UTAC Manufacturing Services Pte. Ltd.

“Party” means a party to this Agreement.

“Permitted Payments” means the payments, receipts and set-offs permitted by Clause 2.2 (Permitted Payments) as long as they are so permitted.

“Senior Debt” means all present and future moneys, debts and liabilities due, owing or incurred from time to time by any Obligor to any Senior Finance Party under or in connection with any Senior Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

“Senior Discharge Date” means the time when the Agent is satisfied that all Senior Debt has been fully and irrevocably paid or discharged and all commitments of the Senior Finance Parties in respect of the Senior Debt have expired or been cancelled.

“Senior Facility Agreement” means the US$108,000,000 facility agreement dated 2 June 2014 between, amongst others, the Company, the Original Guarantors and the Agent.

“Senior Finance Documents” means the Finance Documents (as defined in the Senior Facility Agreement).

“Senior Finance Parties” means the Finance Parties (as defined in the Senior Facility Agreement).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Agent”, any “Junior Finance Party”, any “Obligor” or any “Senior Finance Party” shall be construed so as to include its successors in title, assigns and transferees permitted under this Agreement;

(ii)	a “Document”, “Junior Finance Document” or “Senior Finance Document” or any other agreement or instrument, other than a reference to a document or other agreement or instrument in its original form, is a reference to that document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that document or other agreement or instrument but excluding any amendment, novation, supplement, restatement or replacement contrary to this Agreement;

(iii)	the “original form” of a document, agreement or instrument means that document, agreement or instrument as originally entered into;

(iv)	“set-off” includes combining accounts and payment netting; and

(v)	“shares” or “share capital” include equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly).

(b)	The provisions in Clause 1.2 (Construction) of the Senior Facility Agreement apply to this Agreement, except that references to the Senior Facility Agreement shall be construed as references to this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	A Default or an Event of Default (each as defined in the Senior Facility Agreement) is “continuing” if it has not been remedied or waived in accordance with the terms of the relevant agreement.

(e)	If the Agent considers that any amount paid or credited to any Senior Finance Party under any Senior Finance Document is capable of being avoided or otherwise set aside, that amount shall not be considered to have been paid for the purposes of determining whether all the Senior Debt has been irrevocably paid.

1.3	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

1.4	Subordination Agreement

The Junior Finance Documents are subject to this Agreement. In the event of any inconsistency between any Junior Finance Document and this Agreement, this Agreement shall prevail.

2.	JUNIOR DEBT

2.1	Junior Debt

(a)	Until the Senior Discharge Date:

(i)	no Junior Finance Party shall demand or receive, and no Obligor shall (and the Obligors shall ensure that no member of the Group will) make, any payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, or any redemption, purchase or defeasance of, any Junior Debt in cash or in kind, except as permitted by Clause 2.2 (Permitted Payments) or Clause 5.2 (Filing of claims);

(ii)	no Junior Finance Party shall apply any money or property in or towards discharge of, and no Obligor shall (and the Obligors shall ensure that no member of the Group will) redeem, purchase or defease, any Junior Debt, except as permitted by Clause 2.2 (Permitted Payments) or Clause 5.2 (Filing of claims);

(iii)	no Junior Finance Party or Obligor shall (and the Obligors shall ensure that no member of the Group will) exercise any set-off against any Junior Debt, except as permitted by Clause 2.2 (Permitted Payments) or Clause 5.2 (Filing of claims);

(iv)	no Junior Finance Party shall permit to subsist or receive, and no Obligor shall (and the Obligors shall ensure that no member of the Group will) create or permit to subsist any Security, or any guarantee, for, or in respect of, any Junior Debt;

(v)	no Junior Finance Party shall claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any Obligor or any member of the Group other than in accordance with Clause 5.2 (Filing of claims);

(vi)	no Junior Finance Party or Obligor shall (and the Obligors shall ensure that no member of the Group will) take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired;

(vii)	no Junior Finance Party or Obligor shall (and the Obligors shall ensure that no member of the Group will) permit any Junior Debt to be evidenced by a negotiable instrument;

(viii)	no Junior Finance Party or Obligor shall (and the Obligors shall ensure that no member of the Group will) convert any Junior Debt into shares of any Obligor or a member of the Group; and

(ix)	no Junior Finance Party and no Subsidiary of a Junior Finance Party shall purchase or acquire any Junior Debt.

(b)	Paragraph (a) above does not apply to any action arising as a result of any prior consent of the Agent.

2.2	Permitted Payments

(a)	Subject to Clause 2.3 (Suspension of Permitted Payments), Clause 4 (Turnover of non-Permitted Payments) and Clause 5 (Subordination on insolvency), an Obligor or a member of the Group may pay, and the Junior Finance Parties may receive and retain, including by way of set-off, payments in respect of any Junior Debt (other than Parent Liabilities) provided that no Default (as defined in the Senior Facility Agreement) has occurred and is continuing, or would occur as a result of making the relevant payment, unless the relevant payment:

(i)	is made with the prior consent of the Agent; or

(ii)	is made in accordance with Clause 5.2 (Filing of claims) after the occurrence of an event described in Clause 5.1 (Subordination events).

(b)	Subject to Clause 5 (Subordination on insolvency), no Obligor may (and the Obligors shall ensure that no member of the Group will) pay, and no Junior Finance Party may receive or retain, including by way of set-off, payments in respect of any Parent Liabilities unless the relevant payment:

(i)	is made with the prior consent of the Agent; or

(ii)	is made in accordance with Clause 5.2 (Filing of claims) after the occurrence of an event described in Clause 5.1 (Subordination events).

2.3	Suspension of Permitted Payments

Subject to Clause 5 (Subordination on insolvency), until the Senior Discharge Date, no Obligor may (and the Obligors shall ensure that no member of the Group will) make, and no Junior Finance Party may receive, any Permitted Payment without the prior consent of the Agent if a Default (as defined in the Senior Facility Agreement) has occurred and is continuing or would occur as a result of the relevant payment.

2.4	Restrictions on enforcement by the Junior Finance Parties

(a)	Until the Senior Discharge Date, no Junior Finance Party shall (and the Junior Finance Parties shall ensure that no member of the Group will), except with the prior consent of or as required by the Agent, take any Enforcement Action in relation to any Junior Debt.

(b)	If required by the Agent to take Enforcement Action, the Junior Finance Parties will promptly take the relevant Enforcement Action and apply any proceeds from that Enforcement Action in accordance with Clause 4.1 (Turnover).

2.5	Amendments to Junior Finance Documents

(a)	Until the Senior Discharge Date, no Junior Finance Party or Obligor shall (and the Junior Finance Parties and Obligors shall ensure that no Subsidiary of an Obligor or a Junior Finance Party will) amend or give any waiver or consent under any provision of any Junior Finance Document.

(b)	Paragraph (a) above does not apply to any amendment, waiver or consent:

(i)	made with the prior consent of the Agent; or

(ii)	which is minor, technical or administrative or corrects a manifest error.

3.	REPRESENTATIONS

Each Junior Finance Party makes the representations and warranties set out in this Clause 3 to the Agent on the date of this Agreement:

(a)	it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the law of its jurisdiction of incorporation or formation;

(b)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted in all material respects;

(c)	the obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with the Senior Facility Agreement, legal, valid, binding and enforceable;

(d)	the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets;

(e)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

(f)	all Authorisations required or desirable for the performance by it of this Agreement and the transactions contemplated by this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation and any jurisdiction where it conducts its business have been obtained or effected and are in full force and effect;

(g)	the Junior Finance Documents contain all the terms and conditions of the Junior Debt; and

(h)	it is the sole beneficial owner of the Junior Debt owed to it.

4.	TURNOVER OF NON-PERMITTED PAYMENTS

4.1	Turnover

Until the Senior Discharge Date, if any Junior Finance Party receives or recovers any Junior Recoveries except for any Permitted Payment, that Junior Finance Party shall:

(a)	promptly notify details of that receipt or recovery to the Agent;

(b)	hold any such Junior Recoveries received by it, up to the aggregate of all amounts which may be or become payable as Senior Debt, on trust for the Senior Finance Parties for application towards the Senior Debt in accordance with the Senior Finance Documents; and

(c)	promptly pay an amount equal to any such Junior Recoveries (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount), up to the aggregate of all amounts which may be or become payable as Senior Debt, to the Agent for application towards the Senior Debt in accordance with the Senior Finance Documents.

4.2	Non-creation of charge

Nothing in this Clause 4 or any other provision of this Agreement is intended to or shall create a charge or security interest.

4.3	Saving provision

If, for any reason, any of the trusts expressed to be created in this Agreement should fail or be unenforceable, the affected Junior Finance Party will promptly pay or distribute an amount equal to that receipt or recovery to the Agent to be held on trust by the Agent for application in accordance with the terms of this Agreement.

5.	SUBORDINATION ON INSOLVENCY

5.1	Subordination events

If:

(a)	any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any member of the Group; or

(b)	any Obligor or any member of the Group enters into any composition, assignment or arrangement with its creditors generally; or

(c)	any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any Obligor or any member of the Group or any of their respective assets; or

(d)	any Security over any assets of any Obligor or any member of the Group is enforced; or

any analogous event occurs in any jurisdiction, this Clause 5 shall apply.

5.2	Filing of claims

(a)	In any of the circumstances mentioned in Clause 5.1 (Subordination events), until the Senior Discharge Date, the Agent may, and is hereby irrevocably authorised on behalf of each Junior Finance Party to:

(i)	demand, claim, enforce and prove for the Junior Debt;

(ii)	file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Agent considers necessary or desirable to recover the Junior Debt; and

(iii)	receive all distributions of the Junior Debt for application towards the Senior Debt in accordance with the Senior Finance Documents.

(b)	If and to the extent that the Agent is not entitled, or elects not, to take any of the action mentioned in paragraph (a) above, each Junior Finance Party will, in any of the circumstances mentioned in Clause 5.1 (Subordination events), do so promptly on request by the Agent.

5.3	Distributions

In any of the circumstances mentioned in Clause 5.1 (Subordination events), until the Senior Discharge Date, each Junior Finance Party will:

(a)	hold all Junior Recoveries, up to the aggregate of all amounts which may be or become payable as Senior Debt, received by it in respect of the Junior Debt on trust for the Senior Finance Parties for application in accordance with the Senior Finance Documents;

(b)	promptly pay an amount equal to any Junior Recoveries received by it (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount), up to the aggregate of all amounts which may be or become payable as Senior Debt, to the Agent for application towards the Senior Debt in accordance with the Senior Finance Documents;

(c)	promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant Obligor or any member of the Group or their respective proceeds to pay distributions in respect of the Junior Debt directly to the Agent; and

(d)	promptly take any action requested by the Agent to give effect to this Clause 5.3.

5.4	Voting

(a)	In any of the circumstances mentioned in Clause 5.1 (Subordination events), until the Senior Discharge Date:

(i)	the Agent may, and is hereby irrevocably authorised on behalf of each Senior Finance Party and Junior Finance Party to, exercise all powers of convening meetings, voting and representation in respect of the Junior Debt; and

(ii)	each Junior Finance Party shall promptly execute and/or deliver to the Agent such forms of proxy and representation as it may require to facilitate any such action.

(b)	If and to the extent that the Agent is not entitled, or elects not, to exercise a power under paragraph (a) above, each Junior Finance Party will, in any of the circumstances mentioned in Clause 5.1 (Subordination events):

(i)	exercise that power as the Agent directs; and

(ii)	not exercise that power so as to impair the ranking and/or subordination contemplated by this Agreement.

6.	PROTECTION OF SUBORDINATION

6.1	Continuing subordination

The subordination provisions in this Agreement shall remain in full force and effect by way of continuing subordination and extend to the ultimate balance of the Senior Debt, regardless of any intermediate payment or discharge of the Senior Debt in whole or in part.

6.2	Waiver of defences

Neither the subordination in this Agreement nor the obligations of any Junior Finance Party shall be affected in any way by an act, omission, matter or thing which, but for this Clause 6, would reduce, release or prejudice the subordination or any of the obligations of any Junior Finance Party in whole or in part, (without limitation and whether or not known to any Junior Finance Party or any Obligor or any other person) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Document or any other document or security; or

(g)	any insolvency or similar proceedings.

6.3	Immediate recourse

Each Junior Finance Party waives any right it may have of first requiring the Agent or any other Senior Finance Party (or any trustee or agent on behalf of any of them) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Agreement. This waiver applies irrespective of any law to the contrary.

6.4	Appropriations

Until the Senior Discharge Date, the Agent or any other Senior Finance Party (or any trustee or agent on behalf of any of them) may:

(a)	refrain from applying or enforcing any Junior Recoveries or other moneys, security or rights held or received by the Agent or any other Senior Finance Party (or any trustee or agent on behalf of any of them) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Junior Finance Party shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any Junior Recoveries or other moneys received from any Junior Finance Party or on account of any Junior Finance Party’s liability under this Agreement.

6.5	Deferral of Junior Finance Parties’ rights

Until the Senior Discharge Date and unless the Agent otherwise directs, no Junior Finance Party will exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or the Documents or by reason of any amount being payable, or liability arising under this Clause 6:

(a)	to be indemnified by an Obligor or a member of the Group;

(b)	to claim any contribution from any guarantor of any Obligor’s obligations under the Senior Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Senior Finance Parties under the Senior Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Senior Finance Documents by any Senior Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor or any member of the Group to make any payment, or perform any obligation, in respect of which any guarantor has given a guarantee, undertaking or indemnity under the Junior Finance Documents;

(e)	to exercise any right of set-off against any Obligor or any member of the Group; and/or

(f)	to claim or prove as a creditor of any Obligor or any member of the Group in competition with any Senior Finance Party.

If a Junior Finance Party receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Senior Finance Parties by the Obligors under or in connection with the Senior Finance Documents to be repaid in full on trust for the Senior Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics) of the Senior Facility Agreement.

6.6	Discharge

Each Obligor and Junior Finance Party hereby irrevocably waives any right to appropriate any payments to, or other sum received, recovered or held by, the Agent or any other Senior Finance Party in or towards discharge of a particular part of the Senior Debt and agrees that the Agent shall have the exclusive right to appropriate any such payment or other sum in accordance with this Agreement.

7.	INFORMATION

7.1	Defaults

Each Junior Finance Party shall promptly notify the Agent of the occurrence of an event of default or potential event of default (however described) under or breach of any Junior Finance Document to which it is party of which it has actual knowledge.

7.2	Amount of Junior Debt

Each Junior Finance Party will on request by the Agent from time to time notify the Agent of the amount of its outstanding Junior Debt.

8.	PRESERVATION OF DEBT

8.1	Preservation of Junior Debt

Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of all or any part of the Junior Debt, the relevant Junior Debt shall, as between each Obligor, each member of the Group and the Junior Finance Parties, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the Junior Finance Documents.

8.2	No liability

No Senior Finance Party will be liable to any Junior Finance Party for:

(a)	the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(b)	any failure to collect or preserve any Junior Debt or delay in doing so.

9.	CONSENTS

9.1	No objection by Junior Finance Parties

No Junior Finance Party shall have any claim or remedy against any member of the Group or any Senior Finance Party by reason of:

(a)	the entry by any of them into any Senior Finance Document or any other agreement between any Senior Finance Party and any member of the Group;

(b)	any waiver or consent; or

(c)	any requirement or condition imposed by or on behalf of any Senior Finance Party under any Senior Finance Document or such other agreement,

which breaches or causes an event of default or potential event of default (however described) under any Junior Finance Document. No Junior Finance Party may object to any such matter by reason of any provision of any Junior Finance Document.

10.	STATUS OF OBLIGORS

10.1	Obligors’ role

Each Obligor is party to this Agreement to acknowledge the priorities, rights and obligations set out in this Agreement.

10.2	No rights

Unless a contrary indication appears in this Agreement, no Obligor shall have any rights under this Agreement and none of the undertakings by the Senior Finance Parties in this Agreement are given (or deemed to be given) to or for the benefit of any Obligor.

11.	POWER OF ATTORNEY

11.1	Appointment

Each Junior Finance Party by way of security irrevocably appoints the Agent as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time until the Senior Discharge Date and in such manner as the attorney thinks fit to do anything which it:

(a)	has authorised the Agent to do under this Agreement; or

(b)	is obliged to do but has not done under this Agreement within three Business Days after receiving notice from the Agent requiring it to do so.

11.2	Ratification

Each Junior Finance Party ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall lawfully do in the exercise or purported exercise of the power of attorney granted by it in this Clause 11.

11.3	Delegation

The Agent may delegate the power of attorney in Clause 11.1 (Appointment) on such terms as it sees fit.

12.	CHANGES TO THE PARTIES

12.1	Assignment and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under this Agreement.

12.2	Assignments and transfers by Senior Finance Parties

A Senior Finance Party may assign any of its rights or transfer any of its rights or obligations under this Agreement in accordance with the Senior Facility Agreement.

12.3	Assignments and transfers by Junior Finance Parties

No Junior Finance Party may assign any of its rights or transfer any of its rights or obligations under, or declare or create any trust of any of its rights, title, interest or benefits under, this Agreement or any Junior Finance Document (including any Junior Recoveries owing to it) to, or in favour of, any person:

(a)	except as Security in respect of the obligations of any of the Obligors under any of the Senior Finance Documents; or

(b)	with the prior consent of the Agent.

12.4	Accession of Junior Finance Parties

(a)	No person shall become a Junior Finance Party unless and until:

(i)	that person is permitted to become a Junior Finance Party by the Senior Finance Documents;

(ii)	that person delivers to the Agent a duly completed and signed Accession Deed; and

(iii)	the Agent executes an Accession Deed duly completed and signed by that person.

(b)	Each Party (other than the relevant person under paragraph (a) above) irrevocably authorises the Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that person.

12.5	Repetition of representations

Delivery of an Accession Deed constitutes confirmation by the relevant proposed Junior Finance Party that each of the representations set out in Clause 3 (Representations) is true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

12.6	Notification by Agent

The Agent shall notify the other Parties promptly of the receipt and execution by it on their behalf of any Accession Deed.

12.7	Memorandum on documents

Each Junior Finance Party will ensure that each Junior Finance Document to which it is party is subject to this Agreement and that in the event of any inconsistency between any Junior Finance Document and this Agreement, this Agreement shall prevail.

13.	COSTS AND EXPENSES

13.1	Amendment costs

If an Obligor or a Junior Finance Party requests an amendment, waiver or consent, each Obligor and each Junior Finance Party shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request.

13.2	Enforcement costs

Each Obligor and each Junior Finance Party shall, within three Business Days of demand, pay to the Agent (for and on behalf of itself and each other Senior Finance Party) the amount of all costs and expenses (including legal fees) incurred by the Agent or any other Senior Finance Party in connection with the enforcement, or the preservation, of any rights against that Obligor or Junior Finance Party under this Agreement.

13.3	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify the Agent against any cost, loss or liability the Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

13.4	Default interest

If an Obligor or Junior Finance Party fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the rate applicable to overdue amounts under the Senior Facility Agreement. Any interest accruing under this Clause 13.4 shall be immediately payable to the Agent by the relevant Obligor or Junior Finance Party on demand by the Agent.

13.5	Set-off

Any Senior Finance Party may set off any matured obligation due from a Junior Finance Party under this Agreement (to the extent beneficially owned by that Senior Finance Party) against any matured obligation owed by that Senior Finance Party to that Junior Finance Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, that Senior Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

14.	NOTICES

14.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made or delivered by fax or letter.

14.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of each Obligor and each Senior Finance Party, that identified in accordance with the terms of the Senior Facility Agreement; and

(b)	in the case of each Junior Finance Party, that identified with its name below or as notified in writing to the Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

14.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 14.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	Any communication or document which becomes effective, in accordance with paragraphs (a) and (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

14.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 14.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

14.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with this Agreement may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

14.6	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

15.	CALCULATIONS AND CERTIFICATES

15.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement or any Document, the entries made in the accounts maintained by a Senior Finance Party or a Junior Finance Party are prima facie evidence of the matters to which they relate.

15.2	Certificates and determinations

Any certification or determination by a Senior Finance Party of a rate or amount under this Agreement or any Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

16.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

17.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Agent or any Junior Finance Party any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement. No waiver or election to affirm this Agreement on the part of the Agent or any Junior Finance Party shall be effective unless in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.	AMENDMENTS AND WAIVERS

(a)	Any term of this Agreement may be amended or waived only with the written consent of the Agent, each Obligor and each Junior Finance Party and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Senior Finance Party, any amendment or waiver permitted by this Clause.

19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.	INDEMNITIES

20.1	Extent of discharge

Any Junior Recoveries, or any other payment required to be paid by any Junior Finance Party or Obligor under this Agreement, or any order, judgment or award given or made in relation to such amount, received or recovered in a currency other than the currency of the Senior Debt by the Agent shall not constitute a discharge of all or any part of the Senior Debt unless and until the Agent converts the currency received at a market rate of exchange in its usual course of business to the currency of the Senior Debt and applies the proceeds of conversion in or towards discharge of the Senior Debt, in accordance with this Agreement.

20.2	Currency indemnity

(a)	If any Junior Recoveries or any other payment required to be paid by any Junior Finance Party or Obligor under this Agreement (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Junior Finance Party or Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Junior Finance Party or Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Agent against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Junior Finance Party and Obligor waives any right they may have in any jurisdiction to pay any amount under this Agreement in a currency or currency unit other than that in which it is expressed to be payable.

20.3	Indemnities separate

Each indemnity in this Agreement:

(a)	constitutes a separate and independent obligation from the other obligations in this Agreement;

(b)	shall give rise to a separate and independent cause of action;

(c)	shall apply irrespective of any indulgence granted by the Agent; and

(d)	shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any liability under this Agreement or any other judgment or order.

21.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

22.	ENFORCEMENT

22.1	Jurisdiction

(a)	The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)	The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 22.1 is for the benefit of only the Agent until the Senior Discharge Date. As a result, the Agent, until the Senior Discharge Date, shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Agent, until the Senior Discharge Date, may take concurrent proceedings in any number of jurisdictions.

22.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor and each Junior Finance Party (other than an Obligor or a Junior Finance Party incorporated in Singapore):

(i)	irrevocably appoints UTAC Manufacturing Services Pte. Ltd. as its agent for service of process in relation to any proceedings before the courts of Singapore in connection with this Agreement; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor or Junior Finance Party of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors and all the Junior Finance Parties) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

22.3	Consent to Enforcement etc.

Each Obligor and each Junior Finance Party irrevocably and generally consents in respect of any proceedings anywhere in connection with this Agreement to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

22.4	Waiver of rights to dispute

Each Obligor and Junior Finance Party incorporated in Indonesia irrevocably agrees that in any proceedings brought before an Indonesian court in connection with this Agreement, it will not argue or seek to argue (and it hereby irrevocably waives all rights to argue):

(a)	against the application of the governing law specified in this Agreement in any matters relating to this Agreement brought before any such court;

(b)	that any judgment obtained by the Agent outside of Indonesia can only be enforced in Indonesia following a re-hearing of the matter in dispute in the Indonesian courts; and

(c)	for relief or protection against (or against the enforcement of) any judgment obtained outside of Indonesia in connection with this Agreement.

22.5	Validity in Indonesia

To the extent permitted by applicable laws, each Obligor and each Junior Finance Party irrevocably agrees and undertakes that it will not (and it will not assist any other person to) in any manner or form challenge the validity of, or raise or file any objection to the transaction as contemplated under this Agreement in any court in Indonesia on any basis. For this purpose, each Obligor and each Junior Finance Party confirms that it has discussed this provision with its legal advisors.

22.6	Submission to arbitration

The Agent has the option to require that a Dispute shall be resolved by arbitration by submitting a notice to the party or parties with whom the Dispute has arisen. Should the Agent give such a notice, the Dispute to which that notice refers shall, as between the Agent and the party or parties to which that notice is submitted, be determined in accordance with Clause 23 (Arbitration).

23.	ARBITRATION

Upon the exercise of the option under Clause 22.6 (Submission to arbitration) above, the relevant Dispute shall be resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause and shall be conducted in the English language by three arbitrators who shall be appointed as follows:

(a)	each party shall appoint an arbitrator, and if one party fails to appoint an arbitrator within 30 days of receiving notice of the appointment of an arbitrator by the other party then that arbitrator shall be appointed by the SIAC;

(b)	the third arbitrator, who shall act as chairman of the tribunal, shall be chosen by the two arbitrators appointed by or on behalf of the parties. If he is not chosen and appointed within 30 days of the date of appointment of the later of the two party-appointed arbitrators to be appointed, he shall be appointed by the SIAC; and

(c)	each arbitrator shall be and remain independent and impartial of each party.

This Agreement has been delivered as a deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL JUNIOR FINANCE PARTIES

Name of Original Junior Finance Party	Jurisdiction of incorporation

UTAC Holdings Ltd.	Singapore

UTAC Manufacturing Services Holdings Pte. Ltd.	Singapore

UTAC Manufacturing Services Pte. Ltd.	Singapore

UTAC Manufacturing Services Limited	Hong Kong

SCHEDULE 2

FORM OF ACCESSION DEED

To:	Sumitomo Mitsui Banking Corporation as Agent

From:	[Proposed Junior Finance Party]

Dated:

Dear Sirs

UTAC MANUFACTURING SERVICES LIMITED - Subordination Agreement

dated      June 2014 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Deed. Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	[Proposed Junior Finance Party] agrees to be bound by the terms of the Agreement as a Junior Finance Party.

3.	[Proposed Junior Finance Party] is a company duly incorporated under the law of [name of relevant jurisdiction].

4.	[Proposed Junior Finance Party’s] administrative details are as follows:

Address:

Fax No:

Attention:

5.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

This Accession Deed has been delivered as a deed on the date stated at the beginning of this Accession Deed.

[Insert appropriate execution provision so this Accession Deed can be executed as a deed.]

By: [Proposed Junior Finance Party]

This Accession Deed is accepted by the Agent.

Sumitomo Mitsui Banking Corporation

By:	Date:

The Company
UTAC MANUFACTURING SERVICES LIMITED
/s/ William John Nelson		[seal affixed]
Director	William John Nelson
/s/ Jeffery Tan
Director	Jeffery Tan
Address: 22 Ang Mo Kio Industrial Park 2, Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Original Guarantors
THE COMMON SEAL of
UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD. has been affixed in the presence of:		[seal affixed]
/s/ William John Nelson
Name:	William John Nelson
Title:	Director
/s/ Jeffery Tan
Name:	Jeffery Tan
Title:	Director
Address: 22 Ang Mo Kio Industrial Park 2, Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Original Guarantors
THE COMMON SEAL of UTAC MANUFACTURING SERVICES PTE. LTD. has been affixed in the presence of:		[seal affixed]
/s/ William John Nelson
Name:	William John Nelson
Title:	Director
/s/ Jeffery Tan
Name:	Jeffery Tan
Title:	Director
Address: 22 Ang Mo Kio Industrial Park 2, Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Original Junior Finance Parties		[seal affixed]
THE COMMON SEAL of UTAC HOLDINGS LTD. has been affixed in the presence of:
/s/ William John Nelson
Name:	William John Nelson
Title:	Director
/s/ Lareina Yap Chu Han
Name:	Lareina Yap Chu Han
Title:	Secretary
Address: 22 Ang Mo Kio Industrial Park 2, Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Original Junior Finance Parties		[seal affixed]
THE COMMON SEAL of
UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD. has been affixed in the presence of:
/s/ William John Nelson
Name:	William John Nelson
Title:	Director
/s/ Jeffery Tan
Name:	Jeffery Tan
Title:	Director
Address: 22 Ang Mo Kio Industrial Park 2 Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Original Junior Finance Parties		[seal affixed]
THE COMMON SEAL of
UTAC MANUFACTURING SERVICES PTE. LTD. has been affixed in the presence of:
/s/ William John Nelson
Name:	William John Nelson
Title:	Director
/s/ Jeffery Tan
Name:	Jeffery Tan
Title:	Director
Address: 22 Ang Mo Kio Industrial Park 2 Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Original Junior Finance Parties		[seal affixed]
UTAC Manufacturing Services Limited
/s/ William John Nelson
Director	William John Nelson
/s/ Jeffery Tan
Director	Jeffery Tan
Address: 22 Ang Mo Kio Industrial Park 2, Singapore 569506
Fax No: +65 6551 1521
Attention: General Counsel

The Agent

SIGNED by for and on behalf of SUMITOMO MITSUI BANKING CORPORATION in the presence of:

/s/ Jeremie Jean-Philippe Grand	/s/ Noburu Kato
Jeremie Jean-Philippe Grand Vice President – Investment Banking Dept. (Asia)	NOBURU KATO Director & General Manager Head of Investment Banking Dept, Asia
Address: 3 Temasek Avenue, #06-01
Centennial Tower, Singapore 039190

Fax No: +65 6883 0335

Attention: Lo Kah Nian / Jessica Goh